        THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT
                        TO RULE 901(d) OF REGULATION S-T
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                  ---------------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                December 6, 1996
                                ----------------
                                 Date of Report


                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


         1-4448                                           36-0781620
------------------------                       ---------------------------------
(Commission file number)                       (IRS Employer Identification No.)


One Baxter Parkway, Deerfield, Illinois                      60015
----------------------------------------                     -----
(Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code:  (847) 948-2000



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                               (Page 1 of 7 pages)

Item 5.   Other Events.

          On December 4, 1996, the attached press release was issued.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        BAXTER INTERNATIONAL INC.
                                        -------------------------
                                             (Registrant)



                                        By: /s/ A. Gerard Sieck
                                            ---------------------
                                             A. Gerard Sieck
                                             Secretary

Date:  December 6, 1996

FOR IMMEDIATE RELEASE:
----------------------


Media contacts:     Jill Carter, Baxter, (847) 948-4555
                    Laura Brooks, Baxter, (714) 474-6404
                    Gary Crocker, Research Medical, (801) 562-0200

Investor contacts:  Neville Jeharajah, Baxter, (847) 948-2875
                    Mary Kay Ladone, Baxter, (847) 948-3371
                    Nancy Schultz, Research Medical, (801) 562-0200



               BAXTER TO ACQUIRE RESEARCH MEDICAL FOR $236 MILLION
                                      *****

     DEAL ENHANCES BAXTER'S LEADERSHIP IN TREATING LATE-STAGE CARDIOVASCULAR
         DISEASE AND ITS POSITION IN MINIMALLY INVASIVE CARDIAC SURGERY

             IMMUNO TRANSACTION ON TARGET TO CLOSE WITHIN SIX WEEKS


     DEERFIELD, Ill. and SALT LAKE CITY, Utah, December 4, 1996 -- Baxter International Inc. (NYSE:BAX) and Research Medical, Inc. (NASDAQ:RMED) announced today that they have entered into a definitive agreement for Baxter to acquire Research Medical, Inc. (RMI) in a stock-for-stock, tax-free merger valued at approximately $236 million, or $23.50 per share.

     RMI is a leading provider of specialized cannulae and cardioplegia products used in open-heart surgery. Cannulae are used to transport a patient's blood to and from the heart-lung bypass machine in open-heart bypass surgery. Cardioplegia products are used to preserve a patient's heart muscle during open-heart surgery, and limit the possibility of heart tissue damage. In addition to a strong and profitable current business, RMI also has a number of new products under development, including a line of products for minimally invasive cardiac surgery, a procedure which allows a surgeon to perform traditional open-heart surgery using small incisions in the chest wall instead of opening the chest through the sternum. RMI's products under development will suit a variety of minimally invasive approaches, including those using traditional heart-lung bypass, and others which involve operating directly on the beating heart.

     "RMI's product line is a perfect complement to our own and represents a key step in reinforcing the leadership of Baxter's CardioVascular Group in treating late-stage cardiovascular disease," said Michael A. Mussallem, Baxter group vice president. "The acquisition of RMI enables us to offer the most comprehensive line of products for open-heart surgery, encompassing implantable devices, disposables and services."

     The merger enables Baxter to capitalize on the new opportunities presented by minimally invasive cardiac surgery. "Minimally invasive cardiac surgery is still evolving and has the potential to significantly impact open-heart surgery, including bypass and valve procedures," Mussallem said. "The acquisition of RMI and its existing products will provide Baxter with a flexible platform to serve physicians' needs regardless of their particular minimally invasive surgical approach."

     "We are very pleased to be joining the Baxter organization," said Gary L. Crocker, president and chief executive officer of RMI. "The market for cardiovascular surgical products is clearly evolving, and size and economy of scale are necessary to remain competitive in this new environment. This transaction gives us the chance to expand our business and to address the emerging opportunities in minimally invasive surgery by using Baxter's strong domestic and international sales and marketing channels. The combination of Baxter and RMI will result in enhanced product development capabilities, further supporting the global cardiovascular thought-leaders and physician collaborators with whom Baxter and RMI have had long-standing relationships."

     "This acquisition is about revenue growth and taking advantage of complementary patient-focused technology," added Mussallem. "The success of RMI comes in large part from the professionalism and dedication of its employees.
We anticipate no layoffs. We will maintain RMI's tradition of customer-driven product development."

     Based on current RMI shares outstanding and shares subject to option, each RMI stockholder will be entitled to receive approximately $23.50 in value, payable in Baxter common stock which will be priced as the average of the ten trading days ending two trading days prior to the RMI shareholders' meeting, which is expected to occur in the first quarter of 1997.

     The transaction is subject to customary closing conditions, including the preparation and filing of a definitive proxy statement/prospectus and RMI shareholder approval. It is presently anticipated that the closing will occur within 60-90 days, promptly following the RMI shareholder meeting and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     The acquisition will be accounted for as a purchase, which requires allocation of the purchase price based on the fair values of RMI's assets and liabilities. It is expected that a substantial portion of the purchase price will also be allocated to RMI's in-process research and development which, under generally accepted accounting principles, will be expensed by Baxter upon closing of the transaction. Baxter expects the transaction to be accretive in 1998,

     Separately, Baxter expects to close the acquisition of Immuno International AG in two to six weeks, and a significant portion of that purchase price will be allocated to Immuno's in-process research and development.

     Research Medical Inc. is a diversified medical device firm specializing in the development, manufacture and sale of hospital disposable products primarily for cardiovascular and vascular surgery, as well as specialty pharmaceuticals. The company's line of more than 450 products are sold throughout the world and are used principally by hospitals, clinical and medical research laboratories, and doctors' offices. In addition, the company is introducing a line of products specifically for use during either "beating heart" or "non-beating heart" minimally invasive cardiac surgery procedures. The company reported revenues of $40 million for its most recent fiscal year ended June 30, 1996.

     Baxter's CardioVascular Group provides a wide range of products to treat late-stage cardiovascular disease, encompassing perfusion products; critical-care; heart valve therapy; cardiac assist; perfusion services and vascular systems.

     Baxter, through its subsidiaries, is a global medical-products company that is a leader in technologies related to the blood and circulatory system. It has market-leading positions in four global businesses: BIOTECHNOLOGY, which develops therapies and products in transfusion medicine; CARDIOVASCULAR MEDICINE, which develops products and expands services to treat late-stage cardiovascular disease; RENAL, which develops products and services to improve therapies to fight kidney disease; and INTRAVENOUS SYSTEMS AND MEDICAL PRODUCTS, which develops technologies and systems to improve intravenous medication delivery, and distributes disposable medical products overseas.

                                       ###